Exhibit 99.1

PROMISSORY NOTE

$5,000,000.00                                   Oklahoma City, Oklahoma
March 26, 2010

FOR VALUE RECEIVED, the undersigned, CLIMATE MASTER, INC., a Delaware corporation (hereafter called the "Borrower"), promises to pay to the order of COPPERMARK BANK, a state banking association (the payee, its successors and assigns are hereafter called the "Lender"), at 3333 Northwest Expressway, Post Office Box 25676, Oklahoma City, Oklahoma 73125, or at such other place as might be designated in writing by the Lender, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), together with interest thereon at the Stated Rate of interest (as hereinafter defined).  From the date of this Note until March 26, 2015, this Note will bear interest at a Stated Rate of interest of six and ninety-five one-hundredths percent (6.95%) per annum.  Commencing on March 26, 2015 (the “Adjustment Date”), and continuing for its remaining term, this Note will bear interest at a Stated Rate of interest equal to the greater of (i) the Five Year Fixed Rate of the Federal Home Loan Bank in effect on the Adjustment Date, plus four percent (4%), as determined and calculated by the Lender at such time, or (ii) the rate of six and ninety-five one-hundredths percent (6.95%) per annum. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days.

The principal balance of this Note and interest accrued thereon will be repaid in one hundred twenty (120) consecutive monthly installments commencing on April 26, 2010, and on the same day of each calendar month thereafter, with each installment, except the last, to be in the amount required to fully amortize the face amount of this Note, with interest thereon at the applicable Stated Rate, in monthly installments over a fifteen (15) year period.  The first sixty (60) installments due under this Note, commencing on April 26, 2010, and ending on March 26, 2015, shall each be in the amount of $45,094.00.  After the adjusted Stated Rate is calculated and determined on the Adjustment Date, the Lender will notify the Borrower of the amount of each of the immediately following fifty-nine (59) monthly installments thereafter due hereunder until maturity, taking into consideration the Stated Rate then in effect, the unpaid principal balance of this Note at such time, and the remaining term of this Note.    The final installment will be due and payable on March 26, 2020, and will be in the amount equal to the entire unpaid principal balance of this Note and all interest accrued thereon and, absent earlier default hereunder, this Note will mature on such date.

The Borrower shall have the right to prepay this Note in full or part at any time provided that all accrued and unpaid interest on this Note is also paid at the time of prepayment and further provided that, at the time of prepayment, the Borrower will also pay to the Lender a prepayment premium equal to (i) two and one-half percent (2½%) of the amount prepaid during the first loan year, (ii) two percent (2%) of the amount prepaid during the second loan year, (iii) one and one-half percent (1½%) of the amount prepaid during the third loan year, (iv) one percent (1%) of the amount prepaid during the fourth loan year, and (v) one-half percent (0.5%) of the amount prepaid during the fifth loan year.  All partial prepayments will be applied to the last maturing installments due hereunder in inverse order.  Any payment of this Note made after a default hereunder and acceleration of the principal balance hereof during the first five (5) loan years of the term of this Note will be deemed and considered a prepayment by the Borrower hereunder and subject to the foregoing prepayment premium.  As used in this paragraph, the term “loan year” shall mean a twelve (12) month period, commencing on the date of this Note, and each subsequent twelve (12) month period thereafter during the first five years of the term of this Note.  Notwithstanding the foregoing, no prepayment premium shall be required or paid on any prepayment of this Note with condemnation or insurance proceeds received as a result of a condemnation or casualty damage to the property covered by the hereinafter described Mortgage securing payment of this Note which Lender requires be used in payment of this Note instead of for restoration or repair of such property.

On execution of this Note, the Borrower will pay to the Lender a non-refundable origination fee in the amount of $25,000.00, and will also pay for all fees, expenses and charges with respect to the loan evidenced by this Note including, without limitation, fees of the title insurer, survey costs, recording and filing fees, Oklahoma mortgage tax, fees and expenses of the Lender’s legal counsel, and all other out-of-pocket fees, expenses and taxes involved in the closing of this loan.

The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any rights of the Lender under this Note, the Loan Documents (as hereafter defined) or otherwise relating to the indebtedness hereby evidenced, the Borrower will pay the Lender’s reasonable attorneys' fees, all court costs and all other expenses incurred in connection therewith.

Any sum not paid within ten (10) days after the date when due hereunder (whether by reason of maturity, acceleration or otherwise) will bear interest at the greater of (i) six percent in excess of the Stated Rate then in effect, or (ii) the rate of fifteen percent (15%) per annum; and such interest which has accrued will be paid at the time of and as a condition precedent to curing any default.  During the existence of any default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing payment of this indebtedness as the Lender determines from time to time.  Any payment not made within ten (10) days after the date that it is due hereunder will be subject to Lender’s then-current late charge to cover Lender’s costs incurred as a result of delinquent payments.

This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Oklahoma City, Oklahoma County, Oklahoma.  This Note is to be construed according to the internal laws of the State of Oklahoma.

Payment of this Note is secured by a Mortgage (with Power of Sale) of even date herewith covering real property owned by the Borrower and located in Oklahoma County, Oklahoma (the “Mortgage”).  On the breach by Borrower of any provision of this Note, the Mortgage or any of the other loan documents executed in connection herewith (collectively, the

“Loan Documents”) which is not cured to the reasonable satisfaction of the Lender within ten (10) days after the date written notice of such default is sent by the Lender to the Borrower then, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity of this Note.  Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

In the event the Lender reasonably requests that the Borrower execute any documents or provide any information for the purpose of correcting any of the Loan Documents to accurately describe or evidence this loan between the Borrower and the Lender and/or enable the Lender to seek a guaranty or obtain insurance for said loan, then, within thirty (30) days after the date of the Lender’s written request, the Borrower agrees to fully comply with each such request and, in the event of Borrower’s failure to comply with such request within such thirty (30) day period, the Borrower will pay on demand by Lender all costs, expenses and legal fees incurred by the Lender as a result of such failure by the Borrower.  By acceptance of this Note, the Lender agrees that it will not sell or assign this Note or any right to participate therein to any third party provided, however, that such agreement shall not apply to any sale or merger of the Lender itself or to any sale of this Note or a participation interest therein as may be required or directed by any governmental or regulatory agency having jurisdiction over the Lender.

The Borrower represents and warrants that the entire final agreements between the Borrower and the Lender pertaining to the loan evidenced by this Note are contained within this Note, the Mortgage and the other Loan Documents executed in connection therewith, and that there are no oral agreements or promises existing between the Borrower and the Lender pertaining to the subject matter hereof.  This Note, the Mortgage and related Loan Documents represent the final agreements between the Borrower and the Lender, and the Borrower and the Lender agree that this Note the Mortgage and such other Loan Documents shall not be contradicted by any evidence of prior, contemporaneous, or subsequent oral agreements pertaining to the loan evidenced by this Note.

The Borrower and the Lender hereby voluntarily and knowingly waive any and all rights to a trial by jury in any action, proceeding or counterclaim brought by either the Borrower or the Lender on any matter whatsoever arising out of, in connection with, or related to this Note or any of the other Loan Documents.

The makers, endorsers, sureties, guarantors and all other persons who might become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment.  Such parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the collateral securing payment hereof or release of any party liable for the payment of this obligation.  Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

IN WITNESS WHEREOF, the Borrower has executed this instrument on the date first above written.

CLIMATE MASTER, INC., a Delaware corporation

By: /s/ David R. Goss
David R. Goss, Vice President

(the “Borrower”)